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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
North Fork Bancorporation, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of North Fork Bancorporation, Inc. dated October 20, 2005, our reports dated March 15, 2005, relating to the consolidated balance sheets of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, cash flows, changes in stockholders' equity, and comprehensive income for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 Annual Report on Form 10-K of North Fork Bancorporation, Inc.



/s/ KPMG LLP

New York, New York
October 20, 2005